SUB-ITEM 77Q1(a)

Appendix A, dated October 26, 2010, to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 76 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 24, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.